NEWS RELEASE

Contact: Michael B. High, CFO/Executive Vice President
                  (610) 941-4804
                  Dorothy Jaworski, Director of Investor Relations
                  (484) 322-4822


For immediate release:

   Progress Financial Corporation Announces Fourth Quarter Operating Earnings
                       of $1.8 Million, or $.31 per share

     Blue Bell, PA, January 24, 2001 - Progress Financial Corporation (the "Company"- Nasdaq: PFNC) today reported fourth quarter 2000 operating earnings of $1.8 million, or diluted earnings per share of $.31, before gains on sale of securities and the Maryland Leasing Division and other charges amounting to $420,000 or $.07 per share. After the one-time gains and charges, the Company reported fourth quarter 2000 net income of $1.4 million, or diluted earnings per share of $.24 compared to net income of $2.0 million, or diluted earnings per share of $.33, for the fourth quarter of 1999. Results for the fourth quarter of 1999 included $931,000 of client warrant income compared to $41,000 of client warrant income during the current quarter.

     Net income for the twelve months ended December 31, 2000 totaled $7.3 million, or diluted earnings per share of $1.22, compared to net income of $6.7 million, or diluted earnings per share of $1.10, for the twelve months ended
December 31, 1999. Results for the twelve months ended December 31, 2000 included $3.5 million of client warrant income compared to $4.2 million for the comparable period in 1999.

     Commenting on the fourth quarter results, W. Kirk Wycoff, President and CEO, stated, "Although the quarter included a number of non-recurring items of income and expense, I am delighted with core operating earnings, and the nearly 20% increase in deposits from our franchise expansion. We are especially pleased with the growth in fee income primarily due to an $808,000 increase in mutual fund,

Progress Financial Corporation
Fourth Quarter
Page 2


annuity and insurance commissions, a $205,000 increase in management fees generated by the Company's subsidiary Progress Capital Management, Inc. which manages the mezzanine debt and venture capital funds, and a $426,000 increase in consulting fees generated by the Company's subsidiary KMR Management, Inc. which provides financial and operational management consulting services for commercial clients."

     Average earning assets for the fourth quarter of 2000 were $835.2 million compared to $668.2 million for the same period in 1999. The growth in assets relates primarily to higher commercial loan production and an increase in available for sale securities funded by significant deposit growth. Average loans (gross) increased $87.5 million, or 18%, compared to the same quarter of 1999. Consequently, tax-equivalent interest income for the fourth quarter of 2000 increased $4.4 million, or 31%, over the same period in 1999. Net interest income increased $1.1 million, or 15%, compared to the fourth quarter of 1999. The net interest margin was 3.99% compared to 4.29% for the same period in 1999.

     Loans and leases outstanding totaled $543.1 million at December 31, 2000 compared to $503.7 million at December 31, 1999. This increase was primarily due to a $56.2 million increase in commercial business loans and a $16.3 million increase in commercial real estate loans. These increases were partially offset by a $30.8 million decrease in lease receivables due to the previously announced sale of the Company's Maryland-based leasing division. The Company reported non-performing assets of $5.8 million at December 31, 2000 and December 31, 1999. The Company's non-performing assets to total assets ratio at December 31,
2000   was   .63%   compared   to  .75%  at   December 31, 1999.   The
non-performing loans to assets ratio was .44% at December 31, 2000 compared to .74% at December 31, 1999.

     During the quarter ended December 31, 2000, the Company recorded a $1.7 million provision for loan and lease losses (including the previously announced $1.2 million additional provision) due to loan and lease growth and the level of non-performing and delinquent loans and leases. This resulted in a $441,000 increase in the provision for loan and lease losses from the comparable period in 1999. Net charge-offs increased by $290,000 from the comparable quarter in 1999. The ratio of the allowance for loan and lease losses to total loans and leases has increased significantly to 1.36% at December 31, 2000 compared to 1.18% at December 31, 1999.

     Non-interest income for the quarter ended December 31, 2000 amounted to $6.5 million, compared to $6.1 million for the same period in 1999. During the quarter, the Company recognized $41,000 in client warrant income compared to $931,000 in the same period of 1999. Loss in the unconsolidated entities was $802,000 during the quarter ended December 31, 2000 compared with income from equity in unconsolidated entities of $1.9 million in the 1999 quarter. The loss in the unconsolidated entities primarily relates to the Ben Franklin Mezzanine Debt Fund and NewSpring Ventures Venture Capital Fund. The Company recognized a $1.7 million gain on the sale of its Maryland-based leasing division which closed during the fourth quarter of 2000. Fee income increased $1.4 million primarily due to an $808,000 increase in mutual fund annuity and insurance commissions, a $205,000 increase in management fees generated by the Company's subsidiary Progress Capital Management, Inc., which manages the mezzanine debt and venture capital funds, and an increase of $426,000 in consulting fees generated by the Company's subsidiary KMR Management, Inc., which provides financial and operational management consulting services for commercial clients.

     During the fourth quarter, the Company decided to sell its AMIC Division of Progress Realty Advisors which conducts business primarily in Virginia and North Carolina. As a result, the Company recognized a one-time expense of $373,000 relating to reduction of goodwill associated with the AMIC Division.

     Total non-interest expense was $10.8 million for the quarter ended December 31, 2000 compared to $9.1 million for the quarter ended December 31, 1999. Excluding non-recurring expense of $373,000 related to the sale of the AMIC Division in the fourth quarter of 2000, non-interest expense increased $1.4 million. This increase was primarily due to increases in salaries and employee benefits of $1.1 million as a result of additional employees to staff three new bank branches, the acquisition of KMR Management, Inc., the staffing of Progress Capital Management, Inc., and from other new positions established within the Company. Occupancy and furniture, fixtures and equipment expenses increased $298,000 mainly due to a new operations center, bringing data processing in-house, and new branch openings. Capital securities expense increased $173,000 due to the issuance of $6.0 million of 11.445% capital securities in July 2000. Total assets increased to $914.2 million at December 31, 2000 from $768.9 million at December 31, 1999. Total deposits increased to $617.5 million at December 31, 2000 from $521.4 million at December 31, 1999. Deposit growth of 18.4% was primarily the result of new commercial business customer relationships and retail branch expansion.


     Progress Financial Corporation is a unitary thrift holding company headquartered in Blue Bell, Pennsylvania. The business of the Company consists primarily of the operation of Progress Bank, which serves businesses and consumers through sixteen full service offices. The Company also offers a diversified array of financial services including equipment leasing through Progress Leasing Company, with offices in Blue Bell, Pennsylvania, and financial planning services and investments through Progress Financial Resources, Inc., headquartered in Philadelphia, Pennsylvania; and asset based lending through Progress Business Credit. In addition, the Company also conducts commercial mortgage banking and brokerage services through Progress Realty Advisors, Inc. with locations in Blue Bell, Pennsylvania; Richmond and Chesapeake, Virginia; Woodbridge, New Jersey; and Raleigh, North Carolina. The Company also receives fees for the construction and development of assisted living communities through Progress Development Corporation; venture capital activities managed by Progress Capital Management, Inc.; and financial and operational management consulting services for commercial clients through KMR Management, Inc. located in Willow Grove, Pennsylvania. The Company's common stock is traded on the Nasdaq Stock Market, National Market under the Symbol "PFNC".

                         Progress Financial Corporation
                 Consolidated Statements of Financial Condition
                             (Dollars in Thousands)

                                                                                 December 31,   December 31,
                                                                                     2000           1999
                                                                                --------------- -------------
Assets:                                                                          (Unaudited)     (Audited)
Cash and due from banks:
   Non-interest bearing                                                           $25,360          $15,648
   Interest bearing                                                                59,637           24,278
Trading securities                                                                      -            3,267
Investments and mortgage-backed securities
   Available for sale at fair value (amortized cost: $207,795  and $147,529)      205,166          149,518
   Held to maturity at amortized cost (fair value: $40,225 and $32,914)            41,940           34,309
Loans and leases, net ((net)of reserve: $7,407 and $5,927)                        535,712          497,738
Premises and equipment                                                             18,343           15,600
Other assets                                                                       28,091           27,395
Net assets of discontinued operations                                                 ---            1,188
                                                                                 --------         ---------
     Total assets                                                                $914,249         $768,941
                                                                                 ========         ========
Liabilities and Shareholders' Equity
Liabilities:
Deposits                                                                         $617,543         $521,439
Short-term borrowings                                                              79,360           50,767
Other liabilities                                                                  31,954           22,475
Long-term Debt:
   Federal Home Loan Bank advances                                                102,000           85,000
   Other debt                                                                      10,000           24,000
Subordinated Debt                                                                   3,000            3,000
                                                                                ---------         --------
    Total liabilities                                                             843,857          706,681
  Corporation-obligated mandatorily redeemable capital securities of            ---------         --------
  subsidiary trust holding solely junior subordinated debentures of the            20,232           14,451
  Corporation

Commitments and contingencies                                                           -                -

Shareholders' equity:
Serial preferred - 1,000,000 shares authorized but unissued                             -                -
Junior participating preferred stock - $.01 par value - 1,010 shares                    -                -
   authorized but unissued
Common stock, $1 par value; 12,000,000 shares authorized; 5,814,000 and
   5,680,000 shares issued; including treasury shares of 125,000 and 152,000;
   and unallocated shares held by the Employee Stock Ownership Plan of  0 and       5,814            5,680
   14,000
Other shareholders' equity, net                                                    46,145           40,895
Net accumulated other comprehensive income (loss)                                  (1,799)           1,234
                                                                                ---------         --------
   Total shareholders' equity                                                      50,160           47,809
  Total liabilities, Corporation-obligated mandatorily redeemable capital       ---------         --------
  securities of subsidiary trust holding and shareholders' equity                $914,249         $768,941
                                                                                =========         ========


                         Progress Financial Corporation
                      Consolidated Statements of Operations
                  (Dollars in Thousands, except per share data)

                                                              Three Months Ended                Twelve Months Ended
                                                                 December 31,                      December 31,
                                                              2000            1999            2000             1999
                                                             ------          -------         ------           -------

                                                           (Unaudited)     (Unaudited)      (Unaudited)     (Audited)
Interest  income:
  Loans and leases, including fees                           $13,644        $10,860         $51,132          $40,952
  Mortgage-backed securities                                   3,125          2,055          10,461            8,008
  Investment securities                                        1,121            838           4,115            2,346
  Other                                                          426            223           1,320              868
                                                             -------        -------         -------          -------
    Total interest income                                     18,316         13,976          67,028           52,174

Interest expense:
  Deposits                                                     7,003          4,808          24,162           16,759
  Short-term borrowings                                        1,572            432           4,707            2,199
  Long-term borrowings                                         1,494          1,570           6,306            6,474
                                                             -------        -------         -------          -------
    Total interest expense                                    10,069          6,810          35,175           25,432

Net interest income                                            8,247          7,166          31,853           26,742
Provision for  loan and lease losses                           1,666          1,225           4,416            3,548
                                                             -------        -------         -------          -------
      Net interest income after provision for loan a           6,581          5,941          27,437           23,194
      lease losses

Non-interest income:
  Service charges on deposits                                    514            584           2,236            2,097
  Lease financing fees                                           397            298           1,433            1,223
  Mutual fund, annuity and insurance commissions               1,710            902           4,605            2,669
  Loan brokerage and advisory fees                               540            688           2,193            2,385
  Gain (loss) from sale of securities                            270           (125)            533             (347)
  Gain  from sale of leasing division                          1,686              -           1,686                -
  Client warrant income                                           41            931           3,523            4,188
  Equity (loss) in unconsolidated entities                      (802)         1,909          (2,791)           2,524
  Fees and other                                               2,189            882           6,124            2,848
                                                             -------        -------         -------          -------
      Total non-interest income                                6,545          6,069          19,542           17,587
                                                             -------        -------         -------          -------

Non-interest expense:
  Salaries and employee benefits                               5,406          4,300          20,180           15,850
  Occupancy                                                      618            448           2,302            1,495
  Data processing                                                223            353           1,098            1,171
  Furniture, fixtures and equipment                              563            435           2,147            1,477
  Professional services                                          827            641           2,466            1,943
  Capital securities expense                                     572            399           1,907            1,595
  Other                                                        2,584          2,483           8,206            8,117
                                                             -------        -------         -------          -------
      Total non-interest expense                              10,793          9,059          38,306           31,648
                                                             -------        -------         -------          -------

Income from continuing operations before income taxes          2,333          2,951           8,673            9,133
Income tax expense                                               907            994           3,016            3,101
                                                             -------        -------         -------          -------
Income from continuing operations                              1,426          1,957           5,657            6,032
Gain on sale of discontinued operations, net of tax                -              -           1,519                -
Income from discontinued operations, net of tax                    -              4             123              639
                                                             -------        -------         -------          -------
Net income                                                    $1,426        $ 1,961         $ 7,299           $6,671
                                                             =======        =======         =======          =======
Basic income from continuing operations per common              $.25           $.33            $.98            $1.04
share
Diluted income from continuing operations per common            $.24           $.32            $.95             $.99
share
Basic net income per common share                               $.25           $.33           $1.26            $1.15
Diluted net income per common share                             $.24           $.32           $1.22            $1.10

Dividends per common share                                      $.06           $.05            $.21             $.17

Basic average common shares outstanding                    5,731,664      5,851,322       5,793,607        5,778,014

Diluted average common shares outstanding                  5,889,374      6,064,781       5,984,594        6,085,859


                         Progress Financial Corporation
                                Supplemental Data




                                                           Three Months Ended                 Twelve Months Ended
                                                              December 31,                       December 31,
                                                        2000               1999               2000             1999
                                                   --------------- --------------------- ---------------- ---------------
                                                               (Dollars in Thousands, except per share data)
Profitability Measures:
Return on average assets                                 .63%           1.08%                  .88%              .98%
Return on average equity                               11.41           17.33                 15.16             15.47
Net interest spread (FTE)                               3.27            3.67                  3.50              3.63
Net interest margin (FTE)                               3.99            4.29                  4.17              4.24
Efficiency ratio                                       74.37           65.12                 71.40             65.01
Diluted net income per common share (1)               $  .24          $  .33               $  1.22           $  1.10

Selected Loan Data:
Non-performing assets                                 $5,784          $5,767                $5,784            $5,767
Ratio of non-performing assets to total assets           .63%            .75%                  .63%              .75%
Ratio of allowance for loan and lease losses
   to total loan and leases receivable                  1.36            1.18                  1.36              1.18
Ratio of allowance for loan and lease losses
   to non-performing loan and leases receivable       183.61          103.96                183.61            103.96
Loan delinquency ratio                                  2.25            2.21                  2.25              2.21
Ratio of loans and leases to deposits                  87.95           96.59                 87.95             96.59

Selected Equity Data:
Book value per share (1)                                $8.82           $8.26                 $8.82            $8.26
Tangible book value per share (1)                        8.28            7.41                  8.28             7.41
Dividends per common share (1)                            .06             .05                   .21              .17
Average equity to average assets                         5.56%           6.23%                 5.78%            6.33%
Tier 1 risk-based capital ratio (Bank)                   9.79            8.90                  9.79             8.90
Total risk-based capital ratio (Bank)                   11.04           10.01                 11.04            10.01
Tier 1 leverage ratio (Bank)                             6.46            6.30                  6.46             6.30

Selected Average Balances:
   Loans, gross                                      $565,995        $478,535              $541,178         $454,479
   Earning assets                                     835,202         668,187               773,271          635,453
   Total assets                                       894,731         720,182               833,305          680,857
   Deposits                                           604,321         502,207               561,450          452,998
   Equity                                              49,723          44,899                48,141           43,131




 (1) Per share amounts have been restated to reflect the 5% stock dividend distributed to shareholders on August
     31, 2000.


                         Progress Financial Corporation
                              Supplemental Balances




Period-End Balances At :                                     December 31, 2000      December 31, 1999          % Change
                                                           ---------------------- ---------------------- ----------------------

Loans and Leases, Net:
Commercial business                                               $175,972                   $119,807              46.9%
Commercial real estate                                             178,874                    162,588              10.0
Construction, net of loans in process                               60,172                     58,813               2.3
Single family residential real estate                               34,676                     40,554             (14.5)
Consumer                                                            37,242                     34,918               6.7
Leases receivable                                                   56,183                     86,985             (35.4)
                                                           ---------------------- ---------------------- ----------------------
         Total loans and leases                                    543,119                    503,665               7.8
Allowance for loan and lease losses                                 (7,407)                    (5,927)             25.0
                                                           ---------------------- ---------------------- ----------------------
         Loans and leases, net                                    $535,712                   $497,738               7.6%
                                                           ====================== ====================== ======================

Deposits:
Non-interest-bearing demand deposits                              $ 88,356                   $ 65,305              35.3%
NOW and SuperNow                                                   104,047                     80,086              29.9
Money Market                                                        37,157                     35,015               6.1
Passbook and Statement Savings                                      27,337                     31,517             (13.3)
Time deposits                                                      360,646                    309,516              16.5
                                                           ---------------------- ---------------------- ----------------------
         Total Deposits                                           $617,543                   $521,439              18.4%
                                                           ====================== ====================== ======================




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